     #901 – 2055 Yukon Street, Vancouver, British Columbia, V5Y 4B7 Vancouver * Toronto * New York * Hong Kong

STATEMENT OF GENERAL TERMS & CONDITIONS

THIS AGREEMENT (the “Agreement”) is made as of the date of the last signature appearing at the end of this Agreement (the “Effective Date”)

BETWEEN:

Buckingham Exploration Inc. (BUKX) a company incorporated in Nevada, having a business address Suite 418- 831 Royal Gorge Blvd. Cañon City, CO 81212.

(hereinafter called “Client”)

OF THE FIRST PART

AND:

Qualico Capital Corp., a company incorporated in Nevada, having an office at Suite 901 – 2055 Yukon Street, Vancouver, British Columbia, Canada V5Y 4B7

(hereinafter called “ Qualico Capital”)

OF THE SECOND PART

     For good and valuable consideration, the sufficiency of which is hereby acknowledged, the undersigned hereby agree to the following terms and conditions:

1. Term.

The term of this agreement will be for a period of twelve (12) months commencing on the Effective Date and ending on the anniversary of the Effective Date (the “Term”).

Initialed: Qualico ____ / BUKX____

2. Client Obligations.

Client shall provide Qualico Capital with reliable corporate information and contacts regarding Client's business and capital stock in order to facilitate Qualico Capital’s obligations hereunder.

Client shall provide information that is reasonably required by written request of Qualico and that is permitted under all applicable statutes, regulations and rules, including without limitation the Securities Act of 1933, the Exchange Act of 1934, and the rules and regulations promulgated thereunder.

3. Liability

Client understands that Qualico Capital makes no warranty as to the results of the public relations program.

Qualico Capital will not be responsible for any false claims or misleading statements made by Client, provided that if Qualico Capital has reason to believe that any claims or statements made by the Client are false or misleading at any time during the Term, Qualico Capital shall refrain from disseminating the information contained in such claims or statements, or if such information has been disseminated, Qualico Capital shall make best efforts to retract or correct such information.

4. Recommendations

Client understands that Qualico Capital is not a broker dealer or registered investment advisor and is not acting in any way to make recommendations concerning the purchase or sale of any security.

Client understands that Qualico Capital will make no offer to buy or sell securities.

Qualico Capital will recommend that any visitor/member/contact/subscriber considering investing in Client or trading in Clients stock on the FINRA Over the Counter Bulletin Board, do so only after speaking with a stockbroker or registered financial advisor.

Initialed: Qualico ____ / BUKX____

5. Fees

As compensation for the public relations services the Client shall pay to Qualico Capital: (i) in consideration of the first month of services to be provided by Qualico Capital hereunder, $15,000, the receipt of which is hereby acknowledged by Qualico Capital, and 250,000 restricted common shares of Buckingham Exploration Inc., which shall be issued within ten (10) business days following the Effective Date; and (ii).in respect of the balance of the services to be provided by Qualico Capital hereunder, $85,000 USD payable within sixty (60) business following the Effective Date via wire to the wire coordinates listed in Schedule “A” hereto (collectively the “Compensation). The Compensation is and shall be inclusive of the full cost of the services to be rendered by Qualico Capital hereunder, including but not limited to the cost of executing all market awareness efforts, vmail production and dissemination.

Qualico Capital will make full disclosure of payment from Client in accordance with all applicable statutes, regulations and rules of any governing authority, exchange or regulatory body.

The obligation of the Client to pay shares to Qualico Capital hereunder shall be subject to Qualico Capital execution a subscription agreement in respect of such shares in the form attached hereto as Schedule “B”.

6.	Services to be Performed.

6.1	During the term of this agreement, for the purposes of raising investor awareness of the Client, Qualico Capital will provide services including but not limited to:

preparing a vmail and email report on the Client and disseminating it to persons listed in the various databases of Qualico exclusive to overseas;

producing a profile page concerning client and displaying the information on the various internet properties owned by Qualico Capital Inc.

writing updates about Client when newsworthy events occur and disseminating the updates to the various persons listed in the databases and internet properties of Qualico Capital and its affiliates overseas;

interviewing an executive of Client and placing the interview on Qualico Capital internet properties;

handling part of the European media relations, shareholder and investor communications for Client;

utilizing Qualico partner network to increase investor awareness of Client;

introducing Client to European and American financial contacts so as to arrange Private Placement Financing

Initialed: Qualico ____ / BUKX__

6.2	The services rendered by Qualico Capital in section 6.1 hereof shall be performed in a professional manner and shall fully comply with all applicable statutes, regulations and rules, including without limitation the United States Securities Act of 1933, the Exchange Act of 1934, and the rules and regulations promulgated thereunder.

Without limiting the generality of the foregoing, in carrying out the aforementioned services, Qualico Capital shall:

(i) not disseminate any press release, vmail, or email report until it has been approved for dissemination by the Client;

(ii) only send out information to investors and/or the general public that has been approved by the Client;

(iii) only send out information by way of electronic mail to individuals who have subscribed to an “opt-in” mailing list;

(iv) not send out mass or “spam” emails or faxes regarding the Client;

(v) not disclose any information about the Client, its subsidiaries, its business, and/or its subsidiaries to anyone prior to the information being released to the general public, unless specifically given permission to make the specific disclosure by the Client;

(vi) exercise only such powers and perform such duties in relation to the business of the Client as may from time to time be vested in or assigned to it in writing by the Client and comply with all reasonable directions from time to time given to it by the Client in connection with the provision of the services;

(vii) not hold itself out as being able to commit the Client, or hold itself out as an agent, employee or officer of the Client; and

(viii) not employ any person in any capacity, or contract for the purchase or rental of any service, article or material, nor make any commitment, agreement or obligation whereby the Client shall be required to pay any monies or other consideration without the Client's prior consent in each instance.

6.3	Any report prepared by Qualico Capital in respect of Client in accordance with section 6.1. (a) hereof must be approved by Client before it is disseminated to the public.

Initialed: Qualico ____ / BUKX__

7. Hold Harmless

Qualico Capital shall indemnify and hold Client, its directors, officers, shareholders, employees, contractors, representatives and their respective heirs, successors and assigns harmless from and against any and all claims, losses, damages, costs, fees, charges, disbursements, judgments, fines, penalties, expenses and liabilities of any kind (including outside legal expenses and any amount paid paid to settle any actions or to satisfy any judgements) arising out of or in connection with the services done or to be performed by Qualico Capital hereunder or in connection with or arising out of any act or omission of Qualico Capital in contravention of this Agreement.

Client shall indemnify and hold Qualico Capital, its directors, officers, shareholders, employees, contractors, representatives and their respective heirs, successors and assigns harmless from and against any and all claims, losses, damages, costs, fees, charges, disbursements, judgments, fines, penalties, expenses and liabilities of any kind (including outside legal expenses and any amount paid paid to settle any actions or to satisfy any judgements) arising out of or in connection of any act or omission of the Client in contravention of this Agreement.

8. Amendment.

This Agreement may not be amended or modified except in writing signed by both parties.

9. Notices. In this Agreement:

a) any notice or communication required or permitted to be given under the Agreement will be in writing and will be considered to have been given if delivered by hand, transmitted by facsimile transmission or mailed by prepaid registered post in Canada or the United States, to the address or facsimile transmission number of each party set out below.

Initialed: Qualico ____ / BUKX____

i) if to the Qualico Capital:

Qualico c/o Javan King. Qualico Capital Inc.,
Suite 901 2055 Yukon Street
Vancouver, BC
Canada, V5Y4B7

Attention: Peter Lindhout		>
Fax No.	>

ii) if to Client:

Buckingham Exploration Inc
Suite 418- 831 Royal Gorge Blvd.
Cañon City
CO 81212

Fax No. (719) 275-6863

Attention: C. Robin Relph

or to such other address or facsimile transmission number as a party may designate in the manner set out above;

Initialed: Qualico ____ / BUKX____

b) notice or communication will be considered to have been received: (i) if delivered by hand during business hours on a business day, upon receipt by a responsible representative of the receiver, and if not delivered during business hours, upon the commencement of business on the next business day; (ii) if sent by facsimile transmission during business hours on a business day, upon the sender receiving confirmation of the transmission, and if not transmitted during business hours, upon the commencement of business on the next business day; and (iii) if mailed by prepaid registered post in Canada or the United States, upon the fifth business day following posting; except that, in the case of a disruption or an impending or threatened disruption in postal services every notice or communication will be delivered by hand or sent by facsimile transmission.

10.Governing Law.

This Agreement will be governed by and construed in accordance with laws of the Province of British Columbia law and the federal laws of Canada applicable therein. The parties hereby attorn to the non-exclusive jurisdiction of the federal and provincial courts located in the City of Vancouver, British Columbia, in respect of all matters arising from this Agreement.

Robin Relph
Buckingham Exploration Inc.

/s/ C. Robin Relph
C. Robin Relph, CEO

On this 5th day of May, 2008

Peter Lindhout,
Qualico Capital Corp.

/s/ Peter Lindhout
Peter Lindhout, Managing Partner

On this 5th day of April, 2008

Initialed: Qualico ____ / BUKX__

Schedule “A”

Wire Coordinates

The following is the complete instructions with the swift code for Qualico Capital Corp.

Account Holder: Qualico Capital Corp.

US Bank
280 H Street
Blaine, Wash.
98230 USA

Swift Code: USBKUS44IMT
Routing Number: 125000105
Account Number: 153557255749

The Following is the Complete DTC Instructions for:

Merriman Curhan Ford & Co. DTC #: 0443

Account Name: Qualico Capital Corp. Account Number: NB - 3008431

Please send confirmation of sent wire to:

Fax: 604.488.0135 or E-mail: lindhout@qualicocapital.com

Initialed: Qualico ____ / BUKX____

Schedule “B”
Subscription Agreement

Buckingham Exploration Inc.
Suite 418- 831 Royal Gorge Blvd.
Cañon City, CO 81212

Private Placement Subscription Agreement
for Non U.S. Residents

Name of Purchaser	Qualico Capital Corp.	(the “Purchaser”)
Address	#901 – 2055 Yukon Street
City	Vancouver
Province	British Columbia
Country	Canada
Postal Code	V5Y 4B7
Telephone
Date
Payment Method	For Services
Number of Shares Purchased	250,000	For Services
	(the “Shares”)	Subscription Price

Signature of Purchaser

The securities have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to U.S. persons (other than distributors) unless the securities are registered under the Act, or an exemption from the registration requirements of the Act is available. Hedging transactions involving these securities may not be conducted unless in compliance with the Act.

The foregoing Subscription is accepted for and on behalf of Buckingham Exploration Inc.:

By: __________________________________Date:______________________________
       Robin Relph, President

1.0	Purchase and Sale of Shares

1.1	The Purchaser subscribes for and agrees to receive from Buckingham Exploration Inc., a Nevada corporation (the "Company"), the common shares in the capital stock of the Company to be recorded in the name of the Purchaser at the address set out above (the shares shall be referred to hereinafter as the “Securities”).

2.0 Representations, Warranties and Acknowledgements of the Purchaser

The Purchaser acknowledges, represents and warrants as of the date of this Agreement that:

2.1	The Purchaser is a Consultant of the Company.

2.2	The Securities purchased hereby are not qualified for resale in the United States of America. The Purchaser agrees to resell such securities only in accordance with the provisions of Regulation S of the United States Securities Act of 1933, as amended (the “US Securities Act”) pursuant to registration under the US Securities Act, or pursuant to an available exemption from registration, and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the US Securities Act.

2.3	The Purchaser certifies that:

	(a)	the Purchaser is not a US person and is not acquiring the securities for the account or benefit of any US person; or

	(b)	the Purchaser is a US person who purchased securities in a transaction that did not require registration under the US Securities Act.

3.0	Warranties of the Company

The Company warrants that the Securities, when issued, will be fully paid and non-assessable Securities of the Company and will be issued free and clear of all liens, charges and encumbrances of any kind whatsoever, subject only to the re-sale restrictions under applicable securities laws.

4.0	Registration and Restriction of the Securities

4.1	No registration. The Purchaser acknowledges and understands that the Shares have not been registered under the US Securities Act or any other securities laws, are not qualified for resale in the U.S., and that the Shares must be held indefinitely unless subsequently registered under the US Securities Act or an exemption from such registration is available.

Initialed: Qualico ____ / BUKX____

4.2 Restrictions on Transfer. The Company shall refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S of the US Securities Act pursuant to registration under the US Securities Act, or pursuant to an available exemption from registration.

4.3 Legend. The Purchaser also acknowledges and understands that the certificates representing the Securities will be stamped with the following legend (or substantially equivalent language) restricting transfer in the following manner:

“The transfer of the securities represented by this certificate is prohibited except in accordance with the provisions of Regulation S promulgated under the United States Securities Act of 1933, as amended (the “Act”), pursuant to registration under the Act or pursuant to an available exemption from registration. In addition, hedging transactions involving such securities may not be conducted unless in compliance with the Act.”

The Purchaser hereby consents to the Company making a notation on its records or giving instructions to any transfer agent of the Securities in order to implement the restrictions on transfer set forth and described hereinabove.

4.4 Disposition under Rule 144. The Purchaser also acknowledges and understands that:

(a)	the Shares are restricted securities within the meaning of Rule 144 of the US Securities Act;
(b)	the exemption from registration under Rule 144 will not be available in any event for at least six months from the date of purchase and payment of the Shares by the Purchaser, and even then will not be available unless (i) a public trading market then exists for the common stock of the Issuer, (ii) adequate information concerning the Company is then available to the public and (iii) other provisions of Rule 144 are complied with; and

5.0 Closing

The Company will confirm whether or not the Agreement is acceptable, whereupon the Company will deliver to the Purchaser a signed copy of this Agreement, and shall deliver within a reasonable time certificates representing the Securities, registered in the name of the Purchaser.

6.0 Withdrawal of Subscription

The Purchaser has a two day cancellation right and can cancel this Agreement by sending notice to the Company by midnight on the second business day after the Purchaser signs this Agreement.

7.0 Miscellaneous

7.1 Except as expressly provided in this Agreement, this Agreement contains the entire agreement between the parties with respect to the Securities and there are no other terms, conditions, representations or warranties whether expressed, implied, or written by statute, by common law, by the Company, by the Purchaser or by anyone else.

7.2 The parties to this Agreement may amend this Agreement only in writing and with the consent of each of the parties hereto.

7.3 This Agreement shall enure to the benefit of and shall be binding upon the parties to this Agreement and their respective successors and permitted assigns.

Initialed: Qualico ____ / BUKX____